EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
REITPlus, Inc.
We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.
/s/ KPMG llp
Houston, Texas September 18, 2007	KPMG llp